                                                                    Exhibit 23.2



                        Consent of Deloitte & Touche LLP


We consent to the incorporation by reference in this Registration Statement of FirstMerit Corporation on Form S-4 of our report dated January 26, 1996, related to Signal Corp (formerly known as FirstFederal Financial Services Corp) for the year ended December 31, 1995 appearing in Form 8-K dated August 31, 1998 of FirstMerit Corporation and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio
September 18, 1998